Exhibit 8(e)(2)

Appendix A

Fees

Funds of the Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Fund	Class	Total
BlackRock Cash Funds: Institutional	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Aon Captives	0.05
	Trust	0.38
	SL Agency	0.02

BlackRock Cash Funds: Treasury	SL Agency	0.02

BlackRock LifePath® Dynamic Retirement Fund	Institutional Shares	0.35
	Investor A Shares	0.35
	Investor C Shares	0.40
	Class R Shares	0.30
	Class K Shares	0.15

BlackRock LifePath® Dynamic 2020 Fund	Institutional Shares	0.35
	Investor A Shares	0.35
	Investor C Shares	0.40
	Class R Shares	0.30
	Class K Shares	0.15

BlackRock LifePath® Dynamic 2025 Fund	Institutional Shares	0.35
	Investor A Shares	0.35
	Investor C Shares	0.40
	Class R Shares	0.30
	Class K Shares	0.15

BlackRock LifePath® Dynamic 2030 Fund	Institutional Shares	0.35
	Investor A Shares	0.35
	Investor C Shares	0.40
	Class R Shares	0.30
	Class K Shares	0.15

[1]

Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes.

Funds of the Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Fund	Class	Total
BlackRock LifePath® Dynamic 2035 Fund	Institutional Shares	0.35
	Investor A Shares	0.35
	Investor C Shares	0.40
	Class R Shares	0.30
	Class K Shares	0.15

BlackRock LifePath® Dynamic 2040 Fund	Institutional Shares	0.35
	Investor A Shares	0.35
	Investor C Shares	0.40
	Class R Shares	0.30
	Class K Shares	0.15

BlackRock LifePath® Dynamic 2045 Fund	Institutional Shares	0.35
	Investor A Shares	0.35
	Investor C Shares	0.40
	Class R Shares	0.30
	Class K Shares	0.15

BlackRock LifePath® Dynamic 2050 Fund	Institutional Shares	0.35
	Investor A Shares	0.35
	Investor C Shares	0.40
	Class R Shares	0.30
	Class K Shares	0.15

BlackRock LifePath® Dynamic 2055 Fund	Institutional Shares	0.35
	Investor A Shares	0.35
	Investor C Shares	0.40
	Class R Shares	0.30
	Class K Shares	0.15

BlackRock LifePath® Dynamic 2060 Fund	Institutional Shares	0.35
	Investor A Shares	0.35
	Investor C Shares	0.40
	Class R Shares	0.30
	Class K Shares	0.15

BlackRock LifePath® Dynamic 2065 Fund	Institutional Shares	0.35
	Investor A Shares	0.35
	Investor C Shares	0.40
	Class R Shares	0.30
	Class K Shares	0.15

Funds of the Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Fund	Class	Total
iShares S&P 500 Index Fund	Institutional Shares	0.09
	Investor A Shares	0.09
	Investor C1 Shares	0.09
	Investor P Shares	0.09
	Class K Shares	0.02
	Service Shares	0.06
	Class G Shares	0.0025

iShares U.S. Aggregate Bond Index Fund	Institutional Shares	0.06
	Investor A Shares	0.06
	Investor P Shares	0.06
	Class K Shares	0.01

Amended: October 30, 2019